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                                                                       EXHIBIT 5

                            FACSIMILE (513) 579-6956

                               December 14, 1995

Direct Dial: (513) 579-6411

LSI Industries Inc.
10000 Alliance Road
Cincinnati, Ohio 45242

Gentlemen:

     We have examined the corporate records and proceedings of LSI Industries Inc. (the "Corporation") with respect to:

          1. The organization of the Corporation;

          2. The legal sufficiency of all corporate proceedings of the Corporation in connection with the creation and issuance of all of the present outstanding and issued Common Shares of the Corporation;

          3. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of 1,100,000 Common Shares, plus up to an additional 165,000 Common Shares to cover an over-allotment option, all to be issued in a public offering pursuant to a Registration Statement filed with the Securities and Exchange Commission.

     Based upon such examination, we are of the opinion:

          1. That the Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio;

          2. That the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the aforesaid Common Shares and that when, and if, issued, delivered and paid for, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable Common Shares of the Corporation free of any claim of pre-emptive rights; and

          3. That the 700,000 Common Shares, plus up to an additional 105,000 Common Shares to cover an over-allotment option, which are being sold by the selling shareholders are duly authorized, legally issued, fully paid and non-assessable Common Shares of the Corporation free of any claim of pre-emptive rights.

     We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the aforesaid Common Shares and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all references made to this firm in the Registration Statement.

                                          Yours truly,

                                          KEATING, MUETHING & KLEKAMP

                                          BY: __________________________________
                                              Gary P. Kreider